EXHIBIT 4.9


                          AMENDMENT NO. 5

                                TO

        REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT


          THIS AMENDMENT NO. 5 ("Amendment No. 5") is entered into as of March 22, 1995, by and among GRANITEVILLE COMPANY ("Graniteville"), a corporation organized under the laws of the State of South Carolina, C.H. PATRICK & CO., INC. ("Patrick"), a corporation organized under the laws of the State of South Carolina (Graniteville and Patrick each a "Borrower" and, jointly and severally, the "Borrowers"), the undersigned financial institutions (jointly and severally, the "Lenders") and THE CIT GROUP/COMMERCIAL SERVICES, INC. ("CIT"), a corporation organized under the laws of the State of New York, as agent for the Lenders (CIT in such capacity, the "Agent").

                            BACKGROUND

          Borrowers, Lenders and Agent are parties to a Revolving Credit, Term Loan and Security Agreement dated as of April 23, 1993 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement") pursuant to which Lenders provided Borrowers with certain financial accommodations.

          Borrowers have requested that Lenders (a) establish the Maximum Revolving Advance Amount at $116,000,000 until March 31, 1995, at $124,000,000 from April 1, 1995 through June 30, 1995, at $120,000,000 from
July 1, 1995 through September 30, 1995, and at $115,000,000 thereafter, and
(b) permit Graniteville to sell certain real estate located in Aiken County, SC to the Aiken County Commission for Higher Education for a net purchase price of $1,750,000 and apply the net proceeds of sale to the repayment of Revolving Advances rather than to prepayment of the Term Loan. Lenders are willing to do so on the terms and conditions hereafter set forth.

          NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrowers by Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

          2. Amendment to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in Section 5 below, the Loan Agreement is hereby amended as follows:

          (a) Section 1.2 of the Loan Agreement is hereby amended as follows:

               (i) the following defined term is inserted in the appropriate alphabetical order:

               "Amendment No. 5" shall mean Amendment No. 5 to this Revolving Credit, Term Loan and Security Agreement.

               (ii) the following defined terms are hereby amended in their entirety to provide as follows:

               "Graniteville Sublimit" shall mean (i) $116,000,000 during the period commencing on the date Amendment No. 5 becomes effective through March 31, 1995, (ii) $124,000,000 during the period April 1, 1995 through June 30, 1995, (iii) $120,000,000 during the period July 1, 1995 through September 30, 1995, and (iv) $115,000,000 at all times on and after October 1, 1995, less at all times the outstanding amount of Revolving Advances made to Patrick.

               "Maximum Loan Amount" shall mean (i) $196,000,000 during the period commencing on the date Amendment No. 5 becomes effective through March 31, 1995 less repayments of the Term Loan, (ii) $204,000,000 during the period April 1, 1995 through June 30, 1995 less repayments of the Term Loan, (iii) $200,000,000 during the period July 1, 1995 through September 30, 1995 less repayments of the Term Loan, and (iv) $195,000,000 at all times on and after October 1, 1995 less repayments of the Term Loan.

               "Maximum Revolving Advance Amount" shall mean (i) $116,000,000 during the period commencing on the date Amendment No. 5 becomes effective through March 31, 1995,
               (ii) $124,000,000 during the period April 1, 1995 through June 30, 1995, (iii) $120,000,000 during the period July 1, 1995 through September 30, 1995, and (iv) $115,000,000 at all times on and after October 1, 1995.

          3. Consent. Subject to the receipt by Agent of the net proceeds from the sale by Graniteville to the Aiken County Commission for Higher Education of certain real property located in Aiken County, S.C. pursuant to a Contract of Sale dated February 24, 1995, such proceeds to be received within five Business Days of such sale, Lenders consent to such sale by Graniteville and the application of such net proceeds to outstanding Revolving Advances notwithstanding the provisions of Section 2.4(b)(i) of the Loan Agreement.

          4. Lender Acknowledgement. By its execution below, each Lender hereby acknowledges its Commitment Percentage shall be applicable to the increase in the Maximum Loan Amount and Maximum Revolving Advance Amount as set forth in Section 2(a) of this Amendment No. 5.

          5. Conditions of Effectiveness. This Amendment No. 5 shall become effective upon satisfaction of the following conditions precedent: (a) Agent shall have received ten (10) copies of this Amendment No. 5 executed by Lenders and Borrowers and consented and agreed to by Guarantors, and (b) Agent for the ratable benefit of Lenders shall have received an amendment fee of $150,000 (which fee may be charged by Lender to the account of Graniteville).

          6. Representations and Warranties. Borrowers hereby represent and warrant as follows:

               (a) This Amendment No. 5 and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrowers and are enforceable against Borrowers in accordance with their respective terms.

               (b) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment No. 5.

               (c) Borrowers have no defense, counterclaim or offset with respect to the Obligations.

          7.   Effect on the Loan Agreement.

          (a) Upon the effectiveness of Section 2 hereof, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

          (b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

          (c) The execution, delivery and effectiveness of this Amendment No. 5 shall not, except as expressly provided in Section 3, operate as a waiver of any right, power or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

          8. Governing Law. This Amendment No. 5 shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

          9. Headings. Section headings in this Amendment No. 5 are included herein for convenience of reference only and shall not constitute a part of this Amendment No. 5 for any other purpose.

          10. Counterparts. This Amendment No. 5 may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original but all of which taken together shall be deemed to constitute one and the same agreement.

          IN WITNESS WHEREOF, this Amendment No. 5 has been duly executed as of the day and year first written above.

                              GRANITEVILLE COMPANY

                              By: JOHN L. BARNES
                             Its: Executive Vice President

                              C.H. PATRICK & CO., INC.

                              By: John L. Barnes
                             Its: Vice President

                              THE CIT GROUP/COMMERCIAL SERVICES, INC., as Lender and as Agent

                              By: KENNETH WENDLER
                             Its: Vice President

                              BOT FINANCIAL CORP.

                              By: DANIEL J. LANDERS
                             Its: Vice President

                              THE BANK OF NEW YORK
                              COMMERCIAL CORPORATION

                              By:  DANIEL MURRAY
                             Its:  Vice President

                              FIRST UNION NATIONAL BANK OF
                              GEORGIA

                              By:  WINSTON WILKINSON
                             Its:  Vice President


                              NATIONAL CANADA FINANCE CORP.

                              By:  CHARLES COLLIE
                             Its:  Vice President


                              NATWEST BANK, N.A.

                              By:  DAVID MARIONE
                             Its:  Vice President


                                            SANWA BUSINESS CREDIT CORP.

                              By:  PETER SKAVLA
                             Its:  Vice President

CONSENTED AND AGREED TO:

TRIARC COMPANIES, INC.

By:  JOSEPH A. LEVATO
Its: Executive Vice President


GS HOLDINGS, INC.

By:  JOSEPH A. LEVATO
Its: Executive Vice President


GRANITEVILLE INTERNATIONAL
SALES, INC.

By:  JOHN L. BARNES
Its: Vice President

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